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                                                                   EXHIBIT 10.89

                              AMENDMENT NUMBER FOUR
                        COUNTRYWIDE FINANCIAL CORPORATION
                             1992 STOCK OPTION PLAN

         WHEREAS, the Board of Directors of Countrywide Financial Corporation (the "Company") declared a stock dividend effective as of December 17, 2003, which represents a 4-for-3 split of the Company's common stock;

         WHEREAS, pursuant to Section 6(a) of the Countrywide Financial Corporation 1992 Stock Option Plan (the "Plan"), the Compensation Committee of the Board of Directors ("the Committee") shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares or other stock or securities with respect to which Options may be granted under the Plan, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefore, if applicable;

         WHEREAS, the Committee wishes to amend Section 6(a) to enable the Board to make such adjustments by resolution or alternatively, for such adjustments to be automatic.

         NOW THEREFORE, the Plan is amended to read as follows effective December 17, 2003.

         1. Section 4(a) is hereby deleted and new Section 4(a) is inserted in its place as follows:

                  "(a)     The maximum number of Shares that may be made the
                  subject of Options granted under the Plan is 800,000 Shares (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 6) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board."

         2. Section 6(a) is hereby deleted and new Section 6(a) is inserted in its place as follows:

                  "(a)     Subject to Section 7, in the event of a Change in
                  Capitalization, the Committee or the Board shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefore, if applicable. In the event the Committee or Board do not

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                  otherwise act pursuant to its prescribed authority, that in the event of a stock split, the number of shares available under the Plan or subject to any individual limits or award type limitations shall be automatically adjusted to reflect the ratio of the stock split. Additionally any outstanding Awards shall be adjusted by proportionately increasing the number of shares covered by, and for stock options, proportionately decreasing the exercise price set forth in, the applicable options."

         IN WITNESS WHEREOF, The Company has caused this Amendment Number Four to be executed by its duly authorized officer this 14th day of April, 2004.

                                        Countrywide Financial Corporation

                                        By: /s/ Thomas H. Boone
                                            ------------------------------------
                                                Thomas H. Boone
                                                Senior Managing Director,
                                                Chief Administrative Officer

/s/ Gerard A. Healy
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Gerard A. Healy
Assistant Secretary